Exhibit 99.1

Rapid City, Pierre & Eastern Railroad Completes Acquisition of Dakota, Minnesota & Eastern West End

RAPID CITY, S.D.—(BUSINESS WIRE)—Genesee & Wyoming Inc. (G&W) (NYSE:GWR) today announced that its newly established subsidiary, Rapid City, Pierre & Eastern Railroad, Inc. (RCP&E) has completed the acquisition of the west end of the Dakota, Minnesota & Eastern (DM&E) rail line from Canadian Pacific (TSX:CP) (NYSE:CP) for approximately $210 million plus approximately $7.5 million for the purchase of certain inventory, equipment and vehicles.

Operations on the 670-mile rail line will shut down this evening, and the RCP&E will commence freight service on June 1. The new railroad has 177 employees, most of whom were hired from the DM&E operations, and expects to hire additional employees.

“We have the right people, locomotives, equipment and track infrastructure in place to provide the customer-focused service for which short line railroads are known,” says Brad Ovitt, RCP&E president. “Teams are positioned along the route to assist with the challenges of starting a brand new operation on Sunday. The RCP&E will be locally managed and operated, which enables decisions to be made closest to the customer and empowers our people to resolve issues with the goal of operating safely and exceeding customer expectations.”

“In the days and weeks ahead, we’ll be creating a fleet of approximately 50 locomotives and 3,000 railcars dedicated to RCP&E customers, supplemented by additional railcars from our connecting Class I railroads, to ensure we have the power and cars to meet customer needs,” says Todd Bjornstad, RCP&E general manger. “Through the combination of these resources, our intent is to increase the level of service provided to customers, which will increase the flow of traffic over the railroad and, ultimately, improve customer satisfaction.”

“In addition to growing business with existing customers on the line, we will be working with all four states that we serve to attract new businesses and drive more freight traffic to rail,” says Alicia Martin, head of RCP&E sales. “Through our three Class I railroad connections, we offer opportunities for RCP&E customers to reach new markets.”

Customers on the line currently ship approximately 52,000 carloads annually of grain, bentonite clay, ethanol, fertilizer and other products.

Headquartered in Rapid City, RCP&E operates northwest to Colony, Wyoming; southwest to Dakota Junction, Nebraska; and east to Tracy, Minnesota. Mechanical shops are located in Rapid City and Huron, S.D., with train crew-start/change locations in Rapid City, Belle Fourche, Pierre, Huron and Brookings, S.D., and Tracy, Minn. RCP&E interchanges with Class I carriers BNSF, Canadian Pacific and Union Pacific, as well as short line Nebraska Northwestern.

About Genesee & Wyoming

G&W owns short line and regional freight railroads in the United States, Australia, Canada, the Netherlands and Belgium. In addition, G&W Australia operates the 1,400-mile Tarcoola to Darwin rail line, which links the Port of Darwin with the interstate rail network in South Australia. Operations currently include 112 railroads organized in 11 regions, with more than 15,000 miles of owned and leased track, 4,800 employees and over 2,000 customers. G&W subsidiaries provide rail service at 37 ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release and presentation regarding Genesee & Wyoming’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.

Media contacts:

G&W: Michael Williams

Tel.: 203-202-8900

email: mwilliams@gwrr.com

Canadian Pacific: Ed Greenberg

Tel.: 612-849-4717

email: ed_greenberg@cpr.ca